Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128379) of Beacon Roofing Supply, Inc. of our report dated September 27, 2005 relating to the financial statements of SDI Holding, Inc. and subsidiaries, which appears in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-128919) of Beacon Roofing Supply, Inc. dated December 8, 2005.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
December 7, 2005